UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 23, 2011 (Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1509 Tyrell Lane, Suite B, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

On February 24, 2011, the Company issued a press release entitled "U.S. Geothermal Secures $96.8 Million Project Loan For Neal Hot Springs." The press release is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On February 23, 2011, the Company completed the financial closing with the U.S. Department of Energy ("DOE") of a $96.8-million loan guarantee to construct its planned 23-megawatt-net power plant at Neal Hot Springs in Eastern Oregon.

Neal Hot Springs is the first geothermal project to complete a loan guarantee under DOE’s Title XVII loan guarantee program, which was created by the Energy Policy Act of 2005 to support the deployment of innovative clean energy technologies. The DOE loan guarantee will guarantee a loan from the U.S. Treasury’s Federal Financing Bank. The $96.8-million Federal Financing Bank loan represents 75% of total project cost. When combined with the previously announced equity investment by Enbridge Inc., provides 100 percent of the capital remaining to fully construct the project.

Idaho Power Company, previously signed a 25-year power purchase agreement with U.S. Geothermal’s wholly owned subsidiary, USG Oregon LLC, for up to 25 megawatts of power per year. Beginning in 2012, the base energy price is $96 per MW Hour and escalates annually. The calculated 25-year levelized price is $117.65 per MW hour.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release of U.S. Geothermal Inc. dated February 24, 2011 entitled "U.S. Geothermal Secures $96.8 Million Project Loan For Neal Hot Springs"

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 24, 2011	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of U.S. Geothermal Inc. dated February 24, 2011 entitled "U.S. Geothermal Secures $96.8 Million Project Loan For Neal Hot Springs"